EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Georgia-Carolina Bancshares, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2006 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), the undersigned, Patrick G. Blanchard, President and Chief Executive Officer of the Company, and Bradley J. Gregory. Sr, Chief Financial Officer for the purposes of the filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, and execution of the required Section 302 and Section 906 certifications required by the Sarbanes Oxley Act of 2002, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:
(1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
By: /s/ Patrick G. Blanchard
          Patrick G. Blanchard
          President and Chief Executive Officer
          August 14, 2006

          /s/ Bradley J. Gregory, Sr.
          Bradley J. Gregory. Sr.,
          Senior Vice President and Chief Financial Officer
          August 14, 2006